UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 22, 2025

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 22, 2025, Ionis Pharmaceuticals, Inc.  (“Ionis,” “we,” “us” or “our company”) issued a press release announcing positive topline results from the pivotal study of zilganersen in children and adults living with Alexander disease (“AxD”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 22, 2025, we announced positive topline results from the pivotal study of zilganersen  in children and adults living with AxD, a rare, progressive and often fatal neurological condition with no approved disease-modifying treatments. Zilganersen 50 mg demonstrated statistically significant and clinically meaningful stabilization on the primary endpoint of gait speed as assessed by the 10-Meter Walk Test compared to control at week 61 (mean difference 33.3%, p=0.0412) with favorable safety and tolerability. Zilganersen also demonstrated consistent benefit in key secondary endpoints. These data mark the first time an investigational medicine has shown a positive disease-modifying impact in AxD.

In addition to achieving the primary endpoint, zilganersen demonstrated consistent favorable trends across key secondary endpoints, indicating evidence of slowed disease progression, stabilization or improvement. Key secondary endpoints include change from baseline in patients' self-identified Most Bothersome Symptom Score, Patient Global Impression of Severity Score, Patient Global Impression of Change and Clinician Global Impression of Change Score.

Zilganersen demonstrated a favorable safety and tolerability profile, with most adverse events being mild or moderate in severity. Incidence of serious adverse events was numerically lower in the zilganersen arm as compared to the control arm.

We plan to submit a new drug application to the U.S. Food and Drug Administration in Q1 2026 and we are evaluating the potential to initiate an Expanded Access Program in the U.S. Detailed data will be presented at an upcoming medical conference.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding Ionis’ business, the therapeutic and commercial potential of zilganersen, our commercial medicines, additional medicines in development and technologies, and Ionis’ expectations regarding development and regulatory milestones. Words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, Ionis claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Ionis’ expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Additional factors that could cause actual results to differ materially from those stated or implied by Ionis’ forward-looking statements are disclosed in Ionis’ filings with the Securities and Exchange Commission, including in the section captioned “Risk Factors” in Ionis’ most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements represent Ionis’ judgment as of the time of this report. Ionis disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated September 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: September 22, 2025	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel
.